UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
January 8, 2016
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On January 8, 2016, at 8:30 a.m. Central time, SolarWinds, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on the following proposals (each of which is described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on December 15, 2015): (i) a proposal to adopt the Agreement and Plan of Merger, dated as of October 21, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Project Aurora Holdings, LLC (“Parent”) and Project Aurora Merger Corp. (“Merger Subsidiary”), pursuant to which (subject to the conditions set forth therein) Merger Subsidiary will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), (ii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and (iii) a proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.
There were 71,884,336 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Special Meeting and 62,481,833 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

1.	Proposal to adopt the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,376,065	38,075	67,693	0

2.
Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,651,570	2,764,074	66,189	0

3.	Proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the Merger:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,915,911	2,364,850	201,072	0
No other business properly came before the Special Meeting.

Item 8.01	Other Events.

As previously disclosed, under the Merger Agreement, the Company has agreed to allow Parent a period of 18 consecutive business days to market the debt financing related to the Merger (the “Marketing Period”). The Company currently anticipates that the Marketing Period will commence next week.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	January 8, 2016	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer